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                                                          Exhibit 8.1

                     (MALLESONS STEPHEN JAQUES LETTERHEAD)



Telstra Corporation Limited                               11 August 2004
242 Exhibition Street
MELBOURNE VIC 3000
                                                          Greg Hammond
                                                          Partner
                                                          Direct Line
                                                          (02) 9296 2487


Dear Sirs

TELSTRA CORPORATION LIMITED ("ISSUER")
REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933 ("ACT") OF
US$500,000,000 PRINCIPAL AMOUNT OF DEBT SECURITIES ("SECURITIES")

We refer to the Registration Statement on Amendment No. 3 to Form F-3 dated 11 August 2004 ("REGISTRATION STATEMENT") in respect of which we have acted as your legal advisers in the Australian Capital Territory and the Commonwealth of Australia.

The statements contained under the heading "Taxation - Australian Taxation" in the Registration Statement (other than the paragraph beginning with the phrase "As set out in more detail in "Description of the Debt Securities We May Offer - Payment of Additional Amounts" in this prospectus") concerning the principal Australian taxation consequences generally applicable to a holder of the Securities who is a resident of the United States and not a resident of Australia for tax purposes are a fair and accurate summary of the applicable laws of Australia and its states and territories represent our opinion as to such matters.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the headings "Taxation
- Australian Taxation" and "Validity of Debt Securities" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under section 7 of the Act.

This opinion is given in respect of the laws of Australia and its states and territories which are in force at 9.00am local time on the date of this letter, is strictly limited to the matters stated in it, does not apply by implication to other matters and is given on the basis that it will be construed in accordance with the laws of the Australian Capital Territory. We express no opinion about the laws of any other jurisdiction or factual matters.

Yours faithfully

/s/ Mallesons Stephen Jaques